Exhibit 10.1
CSS INDUSTRIES, INC.
2011 STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS
1. Purpose. The purpose of this 2011 Stock Option Plan for Non-Employee Directors (the “Plan”) of CSS Industries, Inc. (the “Company”) is to increase the ownership interest in the Company of the Company’s Non-Employee Directors and to provide a further incentive to the Company’s Non-Employee Directors to serve as Directors of the Company.
2. The Plan. The Plan shall consist of options to acquire Shares of the Common Stock of the Company, $0.10 par value (the “Shares”).
3. Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that, except as set forth in the Plan, the Board shall have no discretion with respect to the eligibility or selection of Directors to receive options under the Plan, the number of Shares subject to any such options, exercisability or termination of such options, the purchase price of options or the frequency of option grants thereunder, and provided further that the Board shall not have the authority to take any action to make any determination that would materially increase the benefits accruing to participants under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders and persons granted options under the Plan. All options granted under the Plan shall be made conditional upon the Non-Employee Director’s acknowledgement, in writing or by acceptance of the option, that all decisions and determinations of the Board shall be final and binding on the Non-Employee Director, his or her beneficiaries, and any other person having or claiming an interest under such option. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.
4. Participation in the Plan. Directors of the Company who are not employees of the Company or any subsidiary or affiliate of the Company shall be eligible to participate in the Plan (“Eligible Directors”).
5. Shares Subject to the Plan. Subject to adjustment as provided in Section 8, an aggregate of 150,000 Shares shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of an option may be made available from unissued Shares not reserved for any other purpose or Shares reacquired by the Company, including Shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.
6. Non-Statutory Stock Options. All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

7. Terms, Conditions and Forms of Options. Each option granted under this Plan shall be evidenced by a written agreement with the Company in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:
(i) Option Grant Dates. Options to purchase 4,000 Shares (as adjusted pursuant to Section 8) shall be granted automatically to each Eligible Director on the last day that the Company’s Shares are traded on the New York Stock Exchange, or if the Shares are not then listed on the New York Stock Exchange, on such other national securities exchange upon which the shares are traded, or if the Shares are not then listed on a national securities exchange, on the last day that transactions in the Company’s Shares are reported on the OTC Bulletin Board or pinksheets.com, or if Shares are not so traded or subject to such transaction reporting, on the last day on which the Company’s offices are open, in each November commencing November 2011 and ending November 2015, except that any such grant shall be subject to and contingent upon approval of the Plan by the stockholders of the Company at the 2011 Annual Meeting of Stockholders.
(ii) Purchase Price. The purchase price of Shares upon exercise of an option shall be 100% of the fair market value of the Shares on the date of grant of an option; which shall be: (i) if the Shares are then listed on a national securities exchange, the closing price of the Shares on such date as reported on the consolidated tape or, if not so reported, as reported by such exchange; (ii) if the Shares are not then listed on a national securities exchange, the last sale price of the Shares on such date as reported by the OTC Bulletin Board or, if not reported by the OTC Bulletin Board, the last sale price of the Shares as reported by pinksheets.com, or if not so reported, the average of the closing bid and asked prices for the Shares on such date as reported by a nationally recognized quotation service selected by the Board in good faith; or (iii) if the Shares are neither then listed on a national securities exchange nor subject to bid and ask quotations disseminated by a nationally recognized quotation service, such value as the Board shall in good faith determine. If the Shares are then listed on a national securities exchange or are subject to transaction reporting on the OTC Bulletin Board or pinksheets.com, but are not traded on the date of grant, then the purchase price of such shares shall be the closing price on the last day prior thereto on which such Shares were traded.
(iii) Exercisability and Term of Options. Each option granted under the Plan will become exercisable and mature in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each option granted under the Plan shall expire five (5) years from the date of the grant, and shall be subject to earlier termination as hereinafter provided.
(iv) Termination of Service. In the event of the termination of service on the Board by the holder of any option, other than by reason of death as set forth in Paragraph (v) hereof or by reason of such holder’s commencement of employment with the Company, the then outstanding options of such holder may be exercised only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first.
(v) Death. In the event of the death of the holder of any option while a member of the Board, each of the then outstanding options of such holder will immediately become fully exercisable. In addition, if the holder of any option dies while a member of the Board, or within the three month period after such cessation as a member of the Board, the holder’s legal representative may exercise such options at any time within a period of six months after the date on which the holder ceases to be a member of the Board, but in no event after the expiration date of the term of the option.
(vi) Payment. Options may be exercised only upon payment to the Company in full of the purchase price of the Shares to be delivered. Such payment shall be made (a) in cash or check at the time of purchase; (b) by delivering Shares already owned by the holder, or attestation to ownership of such Shares on such form as prescribed by the Board, and having a fair market value (as defined in Section 7(ii)) equal to the purchase price; (c) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, to the extent permitted by applicable law; or (d) by such other method as permitted by the Board, to the extent permitted by applicable law. Notwithstanding the foregoing, the Board reserves the right not to permit such payment to be made under the terms of subsection (b) if it determines that the same would not be in the best interests of the Company. Moreover, any Shares used to exercise the option pursuant to subsection (b) shall have been held by the holder of the option for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the exercise of the option.
8. Adjustment upon Changes in Shares; Acceleration and Cancellation of Options.
(i) If there is any change in the number or kind of Shares outstanding by reason of (a) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of Shares; (b) a merger, reorganization or consolidation; (c) a reclassification or change in par value; or (d) any other extraordinary or unusual event affecting the outstanding Shares as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Shares available for issuance under the Plan, the number Shares of subject to the annual option grant, the kind and number of Shares covered by outstanding options, the kind and number of Shares issued and to be issued under the Plan, and the exercise price per Share for outstanding options shall be equitably adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding options; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change in Control of the Company, the provisions of subsection 8(ii) of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A of the Code, to the extent applicable. Any adjustments determined by the Board shall be final, binding and conclusive.
(ii) In the event of a Change in Control (as defined below), all outstanding options awarded under the Plan shall become exercisable in full immediately prior to such event. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation). Notwithstanding the foregoing, in the event of a Change in Control, the Board may take one or both of the following actions with respect to any or all outstanding options: (x) require that the holders of options surrender their outstanding options in exchange for a payment by the Company, in cash or Shares as determined by the Board, in an amount equal to the amount by which the fair market value of the Shares subject to the holder’s unexercised options exceeds the exercise price of the option, or (y) after giving holders of options an opportunity to exercise their outstanding options, terminate any and all unexercised options at such time as the Board deems appropriate. Such surrender or termination shall take place as of the date of the Change in Control or such other date as the Board may specify. The Board making the determinations described above following a Change in Control must be comprised of the same members as those on the Board immediately before the Change in Control. For purposes of the Plan, a “Change in Control” shall be deemed to have occurred if: (a) any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than persons who are stockholders on the effective date of the Plan) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or (b) the consummation of (x) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (y) a sale or other disposition of all or substantially all of the assets of the Company; or (z) a liquidation or dissolution of the Company.
9. Transferability of Options.
(i) Nontransferability of Options. Except as provided below, only the Eligible Director may exercise rights under his or her option during the Eligible Director’s lifetime. An Eligible Director may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) if permitted in any specific case by the Board, pursuant to a domestic relations order or otherwise as permitted by the Board. When the Eligible Director dies, the personal representative or other person entitled to succeed to the rights of the Eligible Director may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the option under the Eligible Director’s will or under the applicable laws of descent and distribution.
(ii) Transfer of Options. Notwithstanding the foregoing, the Board may provide that an Eligible Director may transfer his or her options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Board may determine; provided that the Eligible Director receives no consideration for the transfer of an option and the transferred option shall continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.
10. Limitations of Rights.
(i) No Right to Continue as a Director. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time, or at any particular rate of compensation.
(ii) No Stockholders’ Rights for Holders of Options. A holder of options shall have no rights as a stockholder with respect to the Shares covered by options granted hereunder until the date of the issuance of the underlying Shares, and no adjustment will be made for any cash dividend distributions for which the record date is prior to the date such Shares are issued.
11. No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Board may not reprice options, nor may the Board amend the Plan to permit repricing of options, unless the stockholders of the Company provide prior approval for such repricing. An adjustment to an option pursuant to subsection 8(i) above shall not constitute a repricing of the option. For this purpose, a “repricing” shall mean (i) as such term is defined in the New York Stock Exchange listing rules, or (ii) the cancellation of an option for cash (other than in connection with a Change in Control) when the per Share purchase price of the option exceeds the fair market value per Share.
12. Effective Date and Duration of Plan. The Plan is effective on August 3, 2011, subject to approval by the stockholders of the Company at the 2011 Annual Meeting of Stockholders. The period during which option grants shall be made under the Plan shall terminate on December 31, 2015 (unless the Plan is extended or is terminated on an earlier date by action of the stockholders), but such termination shall not affect the terms of any then outstanding options.

13. Amendment, Suspension or Termination of the Plan. Subject to the limitations described in this Section, the Board may amend, suspend or terminate the Plan; provided, however, that no such action shall adversely affect the rights of Directors who hold outstanding options previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with applicable federal securities laws or the applicable rules of any self-regulatory organization, shall be obtained in the manner required therein. Amendments to Section 7(i) shall not be effected more than once every six months, unless such amendments are implemented to comport with changes in the Code or regulations thereunder.
14. Notice. Any notice to the Company required by any of the provisions of this Plan shall be in writing and addressed to the Secretary of the Company at the Company’s then Executive Offices and shall become effective when it is received. Any notice to an Eligible Director required by any of the provisions of this Plan shall be in writing and addressed to such Eligible Director at the current address shown in the records of the Company, or to such other address as the Eligible Director may designate to the Company in writing and shall become effective when it is received.
15. Use of Proceeds. Proceeds from the sale of Shares pursuant to options granted under the Plan shall constitute general funds of the Company.
16. No Fractional Shares. No fractional Shares shall be issued pursuant to options granted hereunder.
17. Expenses of the Plan. All of the expenses of administering the Plan shall be paid by the Company.
18. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause Shares to be issued or any certificate for Shares to be delivered pursuant to the exercise of an option unless and until the Company is advised by its counsel that the issuance and delivery of such certificate is in compliance with all applicable laws, regulations of a governmental authority and the requirements of any self-regulatory organization. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of any such certificate to comply with any such law, regulation or requirement. The Board may require, as a condition of the issuance and delivery of any such certificate and in order to insure compliance with such laws, regulations and requirements, such representations as the Board, in its sole discretion, deems necessary or desirable. Each option shall be subject to the further requirement that if at any time the Board shall determine in its discretion that the listing or qualification of the Shares subject to such option is required under any self-regulatory organization requirements or under any applicable law or regulation, or that the consent or approval of any governmental regulatory body or self-regulatory organization is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.
19. Governing Law. Except to the extent pre-empted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the conflict of laws principles.